Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Crescent Financial Corporation and subsidiary

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 13, 2006, with respect to the consolidated financial statements of Crescent Financial Corporation and subsidiary included in the Registration Statement (Form S-4) and related Prospectus of Crescent Financial Corporation dated May 10, 2006.

Sanford, North Carolina
May 10, 2006